Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

UBS Group AG

Credit Suisse AG

Credit Suisse (USA), Inc.

(Exact Names of Registrants as Specified in Their Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Maximum Aggregate Offering Price (1)(2)(3)	Fee Rate	Amount of Registration Fee(1)(2)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	7 1/8% Notes due July 15, 2032 of Credit Suisse (USA), Inc.(1)	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Guarantees of Credit Suisse AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA), Inc.(1)(2)	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Subordinated Guarantees of UBS Group AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA), Inc.(1)(2)	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					—	—	—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due					—	—	—

(1)	This Registration Statement relates to the 7 1/8% Notes due July 15, 2032 issued by Credit Suisse (USA), Inc. (“Credit Suisse (USA)”) that were initially offered and sold under Registration Statement No. 333-86720, filed by Credit Suisse (USA) with the SEC on April 22, 2002, as amended by Post-Effective Amendment No. 1 filed with the SEC on March 29, 2007, and that may be offered and sold on an ongoing basis in market-making transactions by affiliates of Credit Suisse (USA). All such market-making transactions of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(2)	No separate consideration will be received for the Subordinated Guarantees of UBS Group AG and the Guarantees of Credit Suisse AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA). Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no registration fee is payable with respect to the Subordinated Guarantees of UBS Group AG and the Guarantees of Credit Suisse AG being registered.

(3)	Pursuant to Rule 457(q) under the Securities Act, no registration fee will be paid for the registration of the 7 1/8% Notes due July 15, 2032 to be offered in market-making transactions by affiliates of Credit Suisse (USA) as described in Note (1).